UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2012

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On December 18, 2012, Gulfport Energy Corporation (“Gulfport”) announced that it has priced an offering of $50 million aggregate principal amount of senior notes due 2020 (the “Notes”) at an issue price of 101% of the aggregate principal amount. The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. On October 17, 2012, Gulfport completed a private placement of $250 million aggregate principal amount of its 7.750% senior notes due 2020. The Notes and the notes originally issued in October 2012 will be treated as a single class of debt securities under the same indenture. It is anticipated that the offering of the Notes will close on December 21, 2012, subject to market and other customary closing conditions. A copy of this press release is attached hereto as Exhibit 99.1.

The Notes were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
99.1	Press release dated December 18, 2012 entitled “Gulfport Energy Corporation Prices $50 Million Tack On Offering of Senior Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: December 18, 2012	By:	/s/ MICHAEL G. MOORE
Michael G. Moore Chief Financial Officer

Exhibit Index

Number	Exhibit
99.1	Press release dated December 18, 2012 entitled “Gulfport Energy Corporation Prices $50 Million Tack On Offering of Senior Notes.”